Exhibit 99.1
Commerce & Finance Law Offices
6F NCI Tower, A12 Jianguomenwai Avenue,
Chaoyang District, Beijing, PRC; Postcode: 100022
Tel:(8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839
E-mail Add : beijing@tongshang.com  Website: www.tongshang.com.cn
June 24, 2009
Duoyuan Global Water Inc.
P.O. Box 957, Offshore Incorporation Centre,
Road Town, Tortola,
British Virgin Islands
Dear Sirs,
We are qualified lawyers of the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the laws and regulations of the PRC.
We have acted as PRC counsel for Duoyuan Global Water Inc., a company incorporated under the laws of British Virgin Islands (the “Company”), in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on June 1, 2009, relating to the offering by the Company of American Depositary Shares (“ADSs”), representing ordinary shares of the Company (together with the ADSs, the “Offered Securities”) and (ii) the Company’s proposed listing of the ADSs on the New York Stock Exchange.
In rendering this opinion, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.
In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with authentic original documents submitted to us as copies and the completeness of the documents provided to us. We have further assumed the accuracy and completeness of all factual statements in the documents.
As used herein, (a) “PRC Laws” means all laws, regulations, statutes, orders, decrees, guidelines, notices, judicial interpretations, subordinary legislations of the PRC which are publicly available(other than the laws of the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province); (b) “Governmental Agencies” means any court, governmental agency or body or any stock exchange authorities of the PRC (other than the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province); (c) “Governmental Approvals” means all approvals, consents, waivers, sanctions, authorizations, declarations, filings, registrations, exemptions, permissions, endorsements, annual inspections, qualifications, licenses, certificates and permits required by Governmental Agencies; (d) “Prospectus” means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.
On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce (“MOFCOM”), the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rule”), which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges, including a list of application materials with respect to the listing on overseas stock exchanges by SPVs. Based on our understanding of current Chinese laws, regulations and rules, including the New M&A Rule and the CSRC procedures announced on September 21, 2006:
●	the CSRC currently has not issued any definitive rule or interpretation requiring offerings like this offering to be subject to this new procedure;

●	Considering that the Company established an overseas holding structure before September 8, 2006, the effective date of the New M&A Rule, and that Duoyuan Clean Water Technology Industries (China) Co., Ltd.(“Duoyuan Beijing”) and Duoyuan Water Treatment Equipment Manufacturing (Langfang) Co., Ltd.(“Duoyuan Langfang”) were established as qualified foreign invested enterprises before that date and the Company acquired their equity interests from another offshore company, this regulation does not require the Company to submit an application to the CSRC for its approval prior to the issuance and sale of the ADSs, or the listing and trading of the Company’s ADSs on the New York Stock Exchange, unless the Company is clearly required to do so by possible later rules of the CSRC; and

●	the issuance and sale of the ADSs and the ordinary shares and the listing and trading of the Company’s ADSs on the New York Stock Exchange do not conflict with or violate this new regulation.
This opinion relates to the PRC Laws in effect on the date hereof.
We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the above-mentioned Registration Statement and to the reference to our firm’s name under the sections of the Prospectus entitled “Risk Factors”, “Enforceability of Civil Liabilities”, “Regulation”, and “Legal Matters” included in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.
Yours sincerely,
/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices

Commerce & Finance Law Offices
6F NCI Tower, A12 Jianguomenwai Avenue,
Chaoyang District, Beijing, PRC; Postcode: 100022
Tel:(8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839
E-mail Add : beijing@tongshang.com  Website: www.tongshang.com.cn
June 24, 2009
Duoyuan Global Water Inc.
P.O. Box 957, Offshore Incorporation Centre,
Road Town, Tortola,
British Virgin Islands
Ladies and Gentlemen:
We hereby consent to the use of our name under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Regulation,” and “Legal Matters” in the prospectus included in the registration statement on Form F-1, filed by Duoyuan Global Water Inc. on June 1, 2009, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.
Sincerely yours,
/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices